Exhibit 10.1

                              CONTRACT FOR SERVICES

                                 AUGUST 4, 2004

           VOSNUEVO COMMUNICATIONS, INC./MILLENIUM HOLDING GROUP, INC.


     This AGREEMENT made as of the 4th day of August, 2004, by and between Millenium Holding Group, Inc., a Nevada Corporation (the "Company"), and Vosnuevo Communications Inc., (the "Contractor").

     WHEREAS, Contractor heretofore has been providing services to the Company and the Company seeks to ensure continued service from the Contractor by entering into this Agreement with Contractor;

     WHEREAS, the Company and Contractor mutually desire that Contractor continue to provide services to the Company and that Contractor devote reasonable efforts and attention to the operation of the Company; and

     WHEREAS, the Company and Contractor mutually desire to set forth the terms of their intended working relationship;

     NOW THEREFORE, in consideration of the premises and the terms hereinafter set forth, the parties, intending to be legally bound, agree as follows:

     1. Employment of Contractor. Beginning on the Effective Date (hereinafter defined), the Company shall employ the Contractor, and Contractor shall accept employment by the Company, as Investor Relations Representative pursuant to the terms of this Agreement.

     2. Contractor's Duties. Contractor's primary duties will consist of those as may be reasonably determined by the Board of Directors and as are generally consistent with the duties of Public Relations and Investor Relations Representatives. The Board of Directors will assist and work with the Contractor in the performance of his duties.

     3. Time Obligations; Contractor shall devote reasonable efforts to the Company's business and purposes. Contractor shall not engage in any activities in conflict with the purposes and businesses of the Company as from time to time conducted.

     4. Compensation. For all services rendered by Contractor to the Company under this Agreement or otherwise, the Company shall compensate Contractor as follows commencing on the Effective Date:

     4.1. Stock Compensation. The Company shall issue to Contractor, 100,000 restricted shares of the Company. These shares will be issued to the contractor in four installments of 25,000 shares each. The first installment will be due upon execution of this agreement. Each of the three additional installments will


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Services Contract/Millenium Holding Group, Inc
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be due on payment dates outlined in this agreement. The payment schedule will be as follows:

        August 4, 2004                         25,000 shares
        August 18, 2004                        25,000 shares
        September 1, 2004                      25,000 shares
        September 15, 2004                     25,000 shares

The Company also agrees to grant the Contractor "piggyback" rights for the registration of these restricted shares with future filings of a registration statement to include the shares covered by this agreement.

     4.2. Expenses. The Company agrees to reimburse the Contractor for all reasonable expenses that are integral to the delivery of the abovementioned services. This includes telephone expenses, including the proportional costs of a dedicated Toll Free number, mail and courier costs, and any travel and accommodation expenses incurred at the request of the Company.

     5. Confidentiality; Change in Control Event

     5.1. Contractor agrees not to, except to the Company, its subsidiaries and affiliates, communicate or divulge to any person, firm or corporation, directly or indirectly, any confidential or proprietary information relating to the business, customers and suppliers or other affairs of the Company, its parents, subsidiaries and their affiliates.

     5.2. For purposes of this Agreement, a "Change in Control Event" shall mean
(i) a sale or other change in control of all or a substantial portion of all of the Company's assets or (ii) any transaction or series of related transactions (including without limitation any reorganization, merger or consolidation) which results to the shareholders of the Company immediately prior to such transaction holding, following such transaction, less than fifty percent (50%) of the voting power of the surviving or continuing entity or (iii) a change of the voting group that in fact controls the Company on the Effective Date or (iv) a change in persons who constitute a majority of the Board of Directors of the Company on the Effective Date.

     6. Term and Termination.

     6.1. This Agreement shall become effective on August 4, 2004 (the "Effective Date"). Unless otherwise terminated as provided in this section, the term of Contractor's employment shall expire on December 31, 2004. This agreement can be terminated at anytime during the term of this agreement upon written notice to the other party of non-renewal. If terminated anytime during the installment period, no further shares shall be earned by Contractor from that date on (for example, if agreement is terminated on or before August 18, 2004, Contractor will have earned 25,000 shares and not be entitled to any further payment of shares, if agreement is terminated on or before September 1, 2004, Contractor will have earned 50,000 shares up to that date and not be


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Services Contract/Millenium Holding Group, Inc
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entitled to any further  payment of shares,  if  agreement is  terminated  on or before September 15, 2004, Contractor will have earned 75,000 shares up to that date and not be entitled to any further payment of shares). All shares described in this Agreement are intended to be pre-roll back shares based upon the current capital structure of the Company at the time of execution of this Agreement.

     6.2. The provisions of paragraph 6.1 notwithstanding, this Agreement shall terminate upon the occurrence of any one or more of the following:

     a.   Death of Contractor; or

     b. Inability of Contractor to perform the duties for a period of one hundred eighty (180) consecutive days due to sickness, disability or any other cause, unless Contractor is granted a leave of absence by the Company.

     7. Notice and Opportunity to Cure. Whenever a breach of this Agreement by either party is relied upon as a justification for any action taken by the other party, before such action is taken, the party asserting the breach shall give the other party written notice of the existence and nature of the breach and such other party shall have the opportunity to correct such breach during the sixty-day period following such notice. If such cure is effected, then any such breach shall not be a basis for the party intending to rely thereon.

     8. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be given by personal delivery, by registered or certified mail, or by fax, addressed as follows:

       If to Contractor:    Attn: Barry Forward, President
                            Vosnuevo Communications Inc.
                            4788 Mapleridge Drive
                            North Vancouver, BC V7R 3T5
                            Canada
                            Fax: (604) 689-8831

       If to the Company:   Attn:  Richard Ham, President
                            Millenium Holding Group, Inc.
                            12 Winding Road
                            Henderson, NV 89052
                            Fax: (702) 492-7728

or to such other address as the party to receive the notice or other communication shall have designated by notice to the other hereunder. The date any such notice or other communication shall be deemed hereunder to have been given shall be seven (7) days after the date that it is deposited in the mail, with proper postage prepaid, or when delivered personally by hand, courier or otherwise.

     9. Assignment. The rights of either party shall not be assigned or transferred, whether voluntarily or by operation of law or otherwise, without the other party's prior written consent, nor shall the duties of either party be delegated in whole or in part, whether voluntarily or by operation of law or

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Services Contract/Millenium Holding Group, Inc
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otherwise,  without the other  party's  prior  written  consent.  Any  attempted assignment, transfer or delegation shall be of no force or effect unless so consented to in writing.

     10. Preparation of Agreement. This Agreement will have tax and other consequences to Contractor. Contractor acknowledges that he has been advised by the Company to consult with an attorney, tax advisor and other Contractors of his choice before entering into this Agreement and he has done so. Contractor further acknowledges that he has not relied upon any legal or tax advice of the Company or the Company's attorney in connection with this Agreement.

     11. Miscellaneous.

     11.1. Waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly set forth in a writing signed by such party. No consent or waiver, express or implied, by either party to any breach or default by the other party in the performance by the other of its or his obligations hereunder shall be effective unless made in a writing duly executed by the party giving or making such consent or waiver. No such consent or waiver shall be deemed or construed to be consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party.

     11.2. Amendments. To be effective, all changes, additions and other amendments to this Agreement must be set forth in a writing signed by the party to be charged, and no oral changes, additions or other amendments hereto shall be binding upon either party.

     11.3. Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, representations, warranties, inducements or other matters in connection with such subject matter.

     11.4. Severability; Blue Pencil. The unenforceability or invalidity of any provision of this Agreement in a particular case shall not render unenforceable or invalid in such case any other provision hereof or such provision in any other case. If any one or more of the provisions of this Agreement shall for any reason be deemed excessive as to duration, scope, activity or subject or shall be otherwise unenforceable, such provision(s) shall be construed or recast so as to enforce the intent of the parties as herein set forth to the greatest extent permitted by applicable law.

     11.5. Headings. The headings and titles in this Agreement are for purposes of convenience of reference only and shall not in any way affect the meaning, interpretation or enforcement of this Agreement.

     11.6. Governing Law. This Agreement shall be governed by the laws of the State of Nevada as in effect for contracts made and to be performed in the State of Nevada. The parties hereby submit to the jurisdiction of the courts of, and the federal courts located in, the State of Nevada for all purposes related to this Agreement and the relationship between the parties, and such courts shall have exclusive jurisdiction of the subject matter hereof and thereof.


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     11.7. Nature of Relationship. The relationship of the parties shall be only that of employer and Contractor. The parties do not intend to be partners and neither party shall hold itself out as being a partner of, or having a similar relationship with, the other party.

     11.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONTRACTOR:                                    COMPANY:
Vosnuevo Communications, Inc.                  Millenium Holding Group, Inc.



By: /s/ Barry Forward                          By: /s/ Richard Ham
   -------------------------------                ------------------------------
   Barry Forward, President                       Richard Ham, President


Vosnuevo Communications Inc.                                              Page 5
Services Contract/Millenium Holding Group, Inc